As filed with the Securities and Exchange Commission on  November 10, 2004
                                            Registration No. 333-__________


                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933

                  Haverty Furniture Companies, Inc.
        (Exact name of registrant as specified in its charter)

                  Maryland                  58-0281900
               (State or other           (I.R.S. Employee
               jurisdiction of            Identification
              incorporation or                Number
                organization)

                         780 Johnson Ferry Road,
                                Suite 800
                          Atlanta, Georgia 30342
                          (Address of Principal
                            Executive Offices)
                                (Zip Code)

                     Haverty Furniture Companies, Inc.
                       2004 Long-Term Incentive Plan
                       (Full Title of the Plan)

                            Clarence H. Smith,
                   President and Chief Executive Officer
                     Haverty Furniture Companies, Inc.
                     780 Johnson Ferry Road, Suite 800
                          Atlanta, Georgia 30342
                              (404) 443-2900
                (Name, address, telephone number, including
                     area code, of agent for service)
                          ______________________
                           Copies Requested to:
                          Terry F. Schwartz, Esq.
                      Smith, Gambrell & Russell, LLP
                  1230 Peachtree Street, N.E., Suite 3100
                          Atlanta, Georgia  30309
                              (404) 815-3500
                          ______________________

                      CALCULATION OF REGISTRATION FEE

                             Proposed      Proposed
  Title of     Amount to     Maximum       Maximum
 Securities       be         Offering     Aggregate
    to be     Registered    Price Per      Offering       Amount of
 Registered                  Share(1)      Price(1)     Registration Fee
------------  ----------    ----------   ------------   -------------
 Common       1,100,000       $17.875      $19,662,500     $2,491.24
 stock,        shares
 $1.00 par
 value

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the New York Stock Exchange on November 9, 2004.



                             Part II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

     The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, which contains audited financial statements for the most recent year for which such statements have been filed.

(b)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The description of the Company's $1.00 par value per share common stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on August 25, 1998 to register the Company's common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.


Item 4.  Description of Securities.
         --------------------------

      No response is required to this item.


Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

      No response is required to this item.


Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

     The Fifteenth Article of the Articles of Incorporation of the Company provides that, to the fullest extent permitted by Maryland law, no director or corporate officer of the Company shall have any liability to the Company or its stockholders for damages. The Fifteenth Article further provides that the Company shall indemnify and advance expenses to its directors and corporate officers to the fullest extent that indemnification of directors is permitted by Maryland law.

     Section 2-418 of the Maryland General Corporation Law provides, under certain circumstances, for the indemnification of any director made a party to any proceeding by reason of serving as a director of a corporation against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding.

     The Company maintains director and officer liability insurance.


Item 7.  Exemption From Registration Claimed.
         ------------------------------------

       No response to this item is required.


Item 8.  Exhibits.
         ---------

     The following exhibits are filed with or incorporated by reference in this Registration Statement:

     Exhibit
     Number    Description of Exhibit
     -------   -----------------------

     4.1 Articles of Incorporation of Haverty Furniture Companies, Inc., as amended and restated on March 6, 1973, and as amended on April 24, 1979, and as amended on April 24, 1985 (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1985); Articles of Incorporation of Haverty Furniture Companies, Inc., as amended April 25, 1986 (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1986); Amendment to Articles of Incorporation of Haverty Furniture Companies, Inc., as amended on April 28, 1989 (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
               1989); Amendment to Articles of Incorporation of Haverty Furniture Companies, Inc., as amended on April 28, 1995 (incorporated herein by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 1996); Amended and Restated Bylaws of Haverty Furniture Companies, Inc., as amended on February 26, 2004 (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003).

     5.1       Opinion of Smith, Gambrell & Russell, LLP.

     10.1      Haverty Furniture Companies, Inc. 2004 Long-Term
               Incentive Plan effective as of May 10, 2004.

     23.1      Consent of Ernst & Young LLP.

     23.2      Consent of Smith, Gambrell & Russell, LLP
               (contained in the opinion filed as Exhibit 5.1).

     24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration
               Statement).

Item 9.   Undertakings.
          --------------

     (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 10th day of November, 2004.

                                   HAVERTY FURNITURE COMPANIES, INC.

                                        /s/ Clarence H. Smith
                                   -------------------------------
                                          Clarence H. Smith
                                    President and Chief Executive
                                               Officer


                        POWER OF ATTORNEY

     Each Person whose individual signature appears below hereby authorizes Clarence H. Smith and Dennis L. Fink, and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of  1933,
this  registration  statement  has  been  signed  below  by   the
following persons in the capacities and on the dates indicated.

        Signature                   Title                Date

  /s/ Clarence H. Ridley    Chairman of the Board     November 10 2004
--------------------------
    Clarence H. Ridley

  /s/ Clarence H. Smith        President, Chief       November 10, 2004
--------------------------    Executive Officer
    Clarence H. Smith            and Director


    /s/ John T. Glover             Director           November 10, 2004
-------------------------
      John T. Glover

    /s/ Ben M. Haverty         Georgia Regional       November 10, 2004
-------------------------           Manager
      Ben M. Haverty             and Director


 /s/ Rawson Haverty, Jr.    Senior Vice President     November 10, 2004
-------------------------        and Director
   Rawson Haverty, Jr.

  /s/ L. Phillip Humann            Director           November 10, 2004
-------------------------
    L. Phillip Humann


   /s/ Mylle H. Mangum             Director           November 10, 2004
-------------------------
     Mylle H. Mangum

 /s/ Frank S. McGaughey, III       Director           November 10, 2004
-------------------------
 Frank S. McGaughey, III

  /s/ Terence F. McGurik           Director           November 10, 2004
-------------------------
    Terence F. McGuirk

   /s/ Vicki R. Palmer             Director           November 10, 2004
-------------------------
     Vicki R. Palmer

  /s/ Fred L. Schuermann           Director           November 10, 2004
-------------------------
    Fred L. Schuermann

     /s/ Al Trujillo               Director           November 10, 2004
-------------------------
       Al Trujillo

    /s/ Dennis L. Fink          Executive Vice        November 10, 2004
-------------------------          President
      Dennis L. Fink         and Chief Financial
                                   Officer
                             (Principal Financial
                                   Officer)

  /s/ Justin P. Seamonds      Vice President and      November 10, 2004
------------------------         Controller
    Justin P. Seamonds      (Principal Accounting
                                   Officer)

                          Exhibit Index


     Exhibit
     Number    Description of Exhibit


     4.1 Articles of Incorporation of Haverty Furniture Companies, Inc., as amended and restated on March 6, 1973, and as amended on April 24, 1979, and as amended on April 24, 1985 (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1985); Articles of Incorporation of Haverty Furniture Companies, Inc., as amended April 25, 1986 (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1986); Amendment to Articles of Incorporation of Haverty Furniture Companies, Inc., as amended on April 28, 1989 (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
               1989); Amendment to Articles of Incorporation of Haverty Furniture Companies, Inc., as amended on April 28, 1995 (incorporated herein by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 1996); Amended and Restated Bylaws of Haverty Furniture Companies, Inc., as amended on February 26, 2004 (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003).

     5.1       Opinion of Smith, Gambrell & Russell, LLP.

     10.1      Haverty Furniture Companies, Inc. 2004 Long-Term
               Incentive Plan effective as of May 10, 2004.

     23.1      Consent of Ernst & Young LLP.

     23.2      Consent of Smith, Gambrell & Russell, LLP
               (contained in the opinion filed as Exhibit 5.1).

     24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration
               Statement).